UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2021

BRAZIL MINERALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55191	39-2078861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Rua Vereador João Alves Praes nº 95-A

Olhos D’Água, MG 39398-000, Brazil

(Address of principal executive offices, including zip code)

(833) 661-7900

(Registrant’s telephone number, including area code)

Not applicable

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Cautionary NOTE Regarding Forward-Looking Statements

Our disclosure and analysis in this Current Report on Form 8-K for Brazil Minerals, Inc. (the “Company”) contains some forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

You are advised to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors. Other factors besides those discussed in this Current Report could also adversely affect us.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

On November 3, 2021, the Board of Directors of the Company (the “Board”) unanimously elected Ms. Cassiopeia Olson, Esq., as a new independent director to fill a vacant seat on the Board. On November 4, 2021, the Company and Ms. Olson signed a Board of Director Agreement setting forth the Company’s and Ms. Olson’s responsibilities to each other and Ms. Olson’s compensation for acting as a director. Both Ms. Olson and Ambassador Roger Noriega, also an independent director, will serve as members of the newly formed Audit Committee of the Board.

Ms. Olson, age 44, is an attorney with extensive experience in international contracts and venture negotiations. She has represented or engaged in transactions with leading companies, including Credit Suisse, UBS, Apollo Group, Universal Music Group, Sony, Chrysler/Jeep, Stella Artois, Miller Brewing Company, General Motors, McDonald’s, Verizon, among others.

Ms. Olson represented an investor in Brazil Minerals for several years and in such capacity interacted with the Company’s management and learned about its growth prospects. From 2013 to 2017, Ms. Olson was at Brighton Capital Ltd, and from November, 2017 to January, 2021, she was an attorney with Kaplowitz Firm, PC. Since February, 2021, Ms. Olson has been an attorney with Ellenoff Grossman & Schole LP. She received a B.A. in Economics and Finance from Loyola University in Chicago, and a J.D. from The John Marshall School of Law.

Except as disclosed herein, there are no arrangements or understandings between Ms. Olson and any other person pursuant to which she was selected as a director, and Ms. Olson is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAZIL MINERALS, INC.

Dated: November 5, 2021	By:	/s/ Marc Fogassa

	Name:	Marc Fogassa
	Title:	Chief Executive Officer